Exhibit 99.1

Lantern Pharma Reports Second Quarter 2020 Financial Results and Continued Corporate Progress

Closed Initial Public Offering Raising Gross Proceeds of $26.3 Million

Surpassed 500 Million Curated Oncology Data Points for Company’s RADR® A.I. Platform

Advanced Manufacturing Capabilities for LP-300 and LP-184 Trials

DALLAS, TX – JULY 30, 2020 – Lantern Pharma (NASDAQ: LTRN), a clinical stage biotechnology company using its proprietary RADR® artificial intelligence (“A.I.”) platform to improve drug discovery and development, and identify patients who will benefit from its portfolio of targeted oncology therapeutics, today announced its financial results for the second quarter ended June 30, 2020, and provided an update on its R&D pipeline and other corporate developments.

“Lantern Pharma achieved important scientific and operational milestones during the quarter that have us well positioned for growth as we focus on being the leader in A.I.-enabled oncology drug development,” said Panna Sharma, CEO and President of Lantern Pharma. “Our proprietary RADR® platform recently surpassed 500 million data points, further accelerating our path to one billion curated oncology data points in the next few quarters. We have also advanced our manufacturing capabilities and network for our upcoming clinical trials for LP-300 in non-small cell lung cancer among never smokers, and for LP-184 in genomically defined solid tumors and glioblastoma. On June 15, we completed a successful IPO, raising gross proceeds of $26.3 million, significantly strengthening the Company’s balance sheet and provides additional resources to support the continued development of our promising and growing pipeline of targeted cancer therapies. Our approach and vision is to bring cancer therapies to market faster and with reduced cost and risk and ultimately improve patient outcomes. We are entering what I believe is the Golden Age of A.I. where industries will continue to be rapidly transformed and massive advancements made that can benefit medicine, health and those willing to invest in and develop these disruptive opportunities.”

Corporate and Scientific Highlights

●	Closed initial public offering – In June 2020, Lantern Pharma closed its initial public offering of 1,750,000 shares of its common stock at a public offering price of $15.00 per share, for gross proceeds of $26,250,000, before deducting underwriting discounts, commissions and offering expenses.

●	Initiated multiple preclinical studies for LP-184 in genomically defined solid tumors and Glioblastoma (GBM) - The studies aim to further validate the genomic signature of LP-184 and help to inform IND development efforts. The data generated in these studies will also support the continued expansion of our RADR® (Response Algorithm for Drug Positioning and Rescue) A.I. platform.

●	RADR® surpasses 500 million data points – Lantern Pharma is ahead of its initial platform development schedule of reaching 400 million data points by the end of 2020. The Company is now on track to reach over 1 billion data points within the next several quarters.

●	Presented at American Association for Cancer Research (AACR) – Two presentations that detailed Lantern Pharma’s use of its RADR® A.I. platform in the development of LP-184, a molecule with nanomolar potency and strong activity in cancers with KEAP1 and KRAS mutations. LP-184 is one of three cancer drug candidates in Lantern Pharma’s pipeline.

●	Advanced manufacturing capabilities and network to support LP-300 and LP-184 trials – the Company established a manufacturing network in preparation for its Phase 2 clinical trial of LP-300 in non-small cell lung cancer among never smokers and for LP-184 in preclinical development for genomically defined solid tumors that overexpress certain RNA as well as for glioblastoma multiforme.

●	Continue to advance our collaborations with leading academic and cancer research centers - for the purposes of examining additional potential cancer indications for our drugs, improving and validating the existing genomic signatures that correspond to patient response, establishing sites, and recruiting potential investigators for upcoming clinical trials.

Q2 2020 Financial Highlights

Cash Position: Cash and cash equivalents were $23.8 million as of June 30, 2020, compared to $1.2 million as of December 31, 2019. The increase was primarily due to proceeds from the IPO in June 2020.

R&D Expenses: Research and development expenses were $157,023 for the quarter ended June 30, 2020, compared to $361,273 for the quarter ended June 30, 2019. The decrease was primarily attributable to reductions in product candidate manufacturing related expenses reflecting completion of process development and scale-up studies conducted in the prior year period.

G&A Expenses: General and administrative expenses were $676,399 for the quarter ended June 30, 2020, compared to $268,120 for the quarter ended June 30, 2019. This increase was primarily due to an increase in expenses associated with transitioning to and becoming a public company.

Net Loss: Net loss was $833,422 for the quarter ended June 30, 2020, compared to a net loss of $629,393 for the quarter ended June 30, 2019.

Sharma continued, “Developing drugs by leveraging artificial intelligence is central to transforming the cost and efficiency of the pharma industry and improving the personalization of therapies for cancer patients. By identifying clinical candidates, together with relevant genomic, clinical and phenotypic data, we believe our approach will help us design more efficient pre-clinical studies and more targeted clinical trials, thereby accelerating our drug candidates’ time to approval and eventually to market. RADR® is central to our process in achieving this outcome rapidly and with reduced costs. We currently have three compounds in development, one in a Phase 2 trial in prostate cancer with our partner, Oncology Venture, one that is preparing to enter into a Phase 2 trial, and one in preclinical development,”

“We believe we have developed a sustainable and scalable biopharma business model by combining a unique, oncology-focused big-data platform that leverages artificial intelligence and machine learning with active clinical and preclinical programs that are being advanced in targeted cancer therapeutic areas with significant clinical needs,” concluded Sharma.

Conference Call:

Lantern Pharma will host a conference call and webcast today at 8:00 a.m. ET.

Conference Call & Webcast Details

●	Toll-free Domestic & Canada: 800.791.4813 – conference ID 10552

●	International: 785-424-1102 – conference ID 10552

●	US and Canada callers one touch dial: +1.800.791.4813,,10552#

The webcast will be available in the “Investors” section of the company website at https://ir.lanternpharma.com/ under the News & Events page.

Replay Details

A replay of the conference call will be available for replay until 11:59 pm ET August 30, 2020.

Replay Number: 1-888-567-0053, no passcode will be needed.

A live audio-only webcast and related presentation materials will also be accessible on the Lantern Pharma corporate website: https://ir.lanternpharma.com/. Web participants are encouraged to register 15 minutes prior to the start of the call. The webcast will be archived on the Lantern Pharma website for 6 months.

About Lantern Pharma

Lantern Pharma (LTRN) is a clinical-stage biopharmaceutical company innovating the repurposing, revitalization and development of precision therapeutics in oncology. We leverage advances in machine learning, genomics, and artificial intelligence by using a proprietary A.I. platform to discover biomarker signatures that help identify patients more likely to respond to our pipeline of cancer therapeutics. Lantern’s focus is to improve the outcome for patients by leveraging our technology to uncover, rescue and develop abandoned or failed drugs. Our current pipeline of three drugs, with two programs in clinical stages and two in preclinical, focuses on cancers that have unique and unmet clinical needs with a clearly defined patient population. We believe that the use of machine learning, genomics and computational methods can help accelerate the revitalization, refocusing and development of small molecule-based therapies. By targeting drugs to patients whose genomic profile identifies them as having the highest probability of benefiting from the drug, this approach represents the potential to deliver best-in-class outcomes. Our team seeks out experienced industry partners, world-class scientific advisors, and innovative clinical-regulatory approaches to assist in delivering cancer therapies to patients as quickly and efficiently as possible. For more information, please visit the company’s website at www.lanternpharma.com or Twitter @lanternpharma.

Contact:

Marek Ciszewski, JD

Director, Investor Relations

628-777-3167

investor@lanternpharma.com

Forward-looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate; our strategic plans to advance the development of our drug candidates; estimates regarding the development timing for our drug candidates; our strategic plans to expand the number of data points that our RADR® platform can access and analyze; our research and development efforts of our internal drug discovery programs and the utilization of our RADR® platform to streamline the drug development process; our intention to leverage artificial intelligence, machine learning and genomic data to streamline the drug development process and to identify patient populations that would likely respond to a drug candidate; estimates regarding potential markets and potential market sizes; sales estimates for our drug candidates and our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that Lantern Pharma Inc. or our management “believes”, “expects”, “anticipates”, “estimates”, “plans” (and similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as the impact of the COVID-19 pandemic, the results of our clinical trials, and the impact of competition. Additional factors can be found in the Risk Factors section in our final prospectus, dated June 10, 2020, for our initial public offering, on file with the Securities and Exchange Commission. You may access our June 10, 2020 final prospectus under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31,
	(unaudited)	2019
CURRENT ASSETS
Cash	$23,798,343	$1,232,030
Other current asset	1,728,539	-
Prepaid expense	70,775	788
Total current assets	25,597,657	1,232,818

Property and equipment, net	15,377	8,758
Deferred offering costs	-	191,000

TOTAL ASSETS	$25,613,034	$1,432,576

CURRENT LIABILITIES
Accounts payable and accrued expenses	$467,988	$489,292
Insurance payable	1,705,846	-
Note payable	102,831	-
Total current liabilities	2,276,665	489,292

Loan payable	108,500	-

TOTAL LIABILITIES	2,385,165	489,292

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value (1,000,000 authorized at June 30, 2020; 3,480,000 authorized at December 31, 2019; $.0001 par value) (Zero shares issued and outstanding at June 30, 2020; 2,438,866 shares issued and outstanding at December 31, 2019)	-	244
Common Stock – Par Value (25,000,000 authorized at June 30, 2020; 12,180,000 authorized at December 31, 2019; $.0001 par value) (6,217,577 shares issued and outstanding at June 30, 2020; 1,978,269 shares issued and outstanding at December 31, 2019)	622	198
Additional paid-in capital	31,289,650	7,694,547

Accumulated deficit	(8,062,403)	(6,751,705)

Total stockholders’ equity	23,227,869	943,284

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,613,034	$1,432,576

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses
General and administrative	676,399	268,120	1,016,571	536,049
Research and development	157,023	361,273	294,127	547,317
Total operating expenses	833,422	629,393	1,310,698	1,083,366

NET LOSS	$(833,422)	$(629,393)	$(1,310,698)	$(1,083,366)

Net loss per share of common shares, basic and diluted	$(0.31)	$(0.32)	$(0.55)	$(0.55)

Weighted-average number of common shares outstanding, basic and diluted	2,719,198	1,978,269	2,370,082	1,978,269

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